AMENDMENT TO
DISTRIBUTION AGREEMENT

          THIS AMENDMENT is made as of May 1, 2005, by and between JPMorgan Distribution Services, Inc., JPMorgan Investment Trust and the entities who are currently parties to the Distribution Agreement in place for the open-end investment companies in the JPMorgan fund complex (the “Agreement”).

          WHEREAS, the parties hereto wish to amend the Agreement, to reflect the addition of a new party, JPMorgan Investment Trust, to the Agreement.

          NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the same meaning as are set forth in the Agreement.

3.	As of the date of the Amendment, Schedules A and B are replaced with New Schedules A and B.

4.	This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5.	This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

*	*	*	*

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

JPMorgan Distribution Services, Inc.

By: /s/ Nancy E. Fields

Name: Nancy E. Fields
Title: Vice President

J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Mutual Fund Group
J.P. Morgan Mutual Fund Investment Trust
Undiscovered Managers Funds
J.P. Morgan Series Trust II
J.P. Morgan Fleming Series Trust

JPMorgan Trust I
JPMorgan Trust II
JPMorgan Investment Trust

By: /s/ Stephanie J. Dorsey

Name: Stephanie J. Dorsey
Title: Treasurer

SCHEDULE A
TO THE DISTRIBUTION AGREEMENT

(Effective as of May 1, 2005)

Name of Trust

Name of Entity	State and Form of Organization

J.P. Morgan Fleming Mutual Fund Group, Inc.	Maryland corporation
J.P. Morgan Mutual Fund Group	Massachusetts business trust
J.P. Morgan Mutual Fund Investment Trust	Massachusetts business trust
Undiscovered Managers Funds	Massachusetts business trust
J.P. Morgan Series Trust II	Delaware statutory trust
J.P. Morgan Fleming Series Trust	Massachusetts business trust
JPMorgan Trust I	Delaware statutory trust
JPMorgan Trust II	Delaware statutory trust
JPMorgan Investment Trust	Massachusetts business trust

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